Exhibit 31.3

CERTIFICATIONS

I, Vincent D. Kelly, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Spok Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2020	/s/ Vincent D. Kelly
Vincent D. Kelly
President and Chief Executive Officer